Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Timberland Company on Form S-3 of our reports dated February 15, 1994, appearing and incorporated by reference in the Annual Report, as amended, on Form 10-K of The Timberland Company for the year ended December 31, 1993.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 16, 1994